SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 28, 2014

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2310

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 28, 2014, Total System Services, Inc. (“Registrant”) issued a press release announcing financial results for the full year and fourth quarter ended December 31, 2013. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in the press release shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 7.01

Regulation FD Disclosure.

On January 28, 2014, Registrant will hold an investor conference call and webcast to discuss its financial results for the full year and fourth quarter ended December 31, 2013. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2 and incorporated herein by reference. The information in the presentation shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 8.01

Other Events.

On January 28, 2014, Registrant announced that its Board of Directors approved an increase in the number of shares that may be repurchased under its current share repurchase plan from up to 20 million shares to up to 28 million shares of Registrant common stock. With the increase, Registrant has 12,007,100 shares available to be repurchased. In addition, the Board of Directors extended the expiration date of the plan to April 30, 2015. The shares may be repurchased from time to time at prices considered attractive to management. Repurchased shares will be used for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Registrant’s press release dated January 28, 2014

99.2	Registrant’s presentation dated January 28, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC. (“Registrant”)

Dated: January 28, 2014	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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